Exhibit 10.29

AMENDMENT TO

EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”), dated January __, 2015 (the “Amendment Effective Date”), is hereby entered into by and between CIT Group Inc., a Delaware corporation (the "Company") and C. Jeffrey Knittel (the "Executive").

WHEREAS, Executive and Company entered into an Employment Agreement, originally dated as of August 1, 2004, and which was amended and restated pursuant to an agreement dated May 7, 2008 (the “Employment Agreement”), and was further amended thereafter;

WHEREAS, the parties wish to enter into this Amendment as set forth herein to modify the Employment Agreement as provided below;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree that, effective as of the Amendment Effective Date, the Employment Agreement is hereby amended as follows:

1.                  The “Term” of the Employment Agreement, which was last extended through December 31, 2014 by letter agreement, dated January 2, 2014, shall be further extended hereby through December 31, 2015. The Executive acknowledges that neither the Employment Agreement nor the extension of the Term (i) entitles him to receive any payment or benefit to the extent that it is prohibited or limited by applicable law and/or regulation, nor (ii) constitutes grounds for his resignation for "Good Reason” as defined under the Employment Agreement.

2.                  Section 9(b) is hereby restated in its entirety to read as follows:

(b) Special Payment. Subject to provisions of this Section 9(b), if the Executive's employment is terminated during the Change of Control Extension Period under circumstances that would give rise to benefits under the “Change of Control Termination” provisions of the CIT Employee Severance Plan, as in effect from time to time, (the “Severance Plan”) as if the Executive were eligible for benefits under the Severance Plan, the Executive will receive the compensation and benefits already required under the provisions of this Agreement, other than under Section 5(a)(i), and, in lieu of the payments set forth in Section 5(a)(i), the Executive will receive an amount equal to the severance payments he would have been entitled to receive under the Severance Plan had he been eligible for benefits under the Severance Plan, less any taxes and other deductions required by law, but only to the extent such severance payments are based on his base pay and eligible incentive compensation (and not any payments related to health coverage or any other employee benefits) (the "Special Payment"). The Special Payment shall be payable in a lump sum within 30 days after the Date of Termination, if the Change of Control is also a "change in control event" within the meaning of the default rules of the final regulations promulgated under Section 409A(a)(2)(A)(v) of the Code, and if the Change of

Control is not a "change in control event" within the meaning of the default rules of the final regulations promulgated under Section 409A(a)(2)(A)(v) of the Code, the payments contemplated by Section 5(a)(i)(B) shall be made in payroll installments in the manner contemplated by such section. In consideration for the Special Payment hereunder, the Executive shall be required to satisfy any separation agreement and general release requirement set forth in the Severance Plan.

In addition, if the Executive receives payments set forth in Section 5(a)(i) after a termination of his employment under Section 5(a) that (i) occurs within two years prior to a Change of Control, (ii) such termination of employment results from actions taken pursuant to the provisions of the agreement under which the Change of Control is effected, and (iii) the circumstances of his termination would have given rise to benefits under the “Change of Control Termination” provisions of the Severance Plan had the Executive been eligible for benefits under the Severance Plan, then the Executive will receive, on the Change of Control date, an amount equal to the difference between the Special Payment amount and the total amount of payments previously paid to him under Section 5(a)(i), less any taxes and other deductions required by law (the “Special Differential Payment”). In consideration for the Special Differential Payment, the Executive shall be required to satisfy any separation agreement and general release requirement set forth in the Severance Plan.

For the avoidance of doubt, the Executive confirms that he is not eligible for benefits under the terms of the Severance Plan.

3.                  This Amendment shall serve as an amendment to the Employment Agreement. Accordingly, by signing this Amendment, the parties agree to amend the Employment Agreement as set forth herein. All other terms of the Employment Agreement shall remain unchanged and, as amended, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereby have duly executed this Amendment as of the date first set forth above.

CIT GROUP INC.

By:_________________________________

Date: _____________

_____________________________________

C. Jeffrey Knittel

Date: _____________